SUTHERLAND, ASBILL & BRENNAN LLP
                         1275 Pennsylvania Avenue, N.W.
                           Washington, D.C. 20004-2404

Tel:  (202) 383-0100                                             Steven B. Boehm
Fax:  (202) 637-3593                                 Direct Line: (202) 383-0176



                                 August 25, 1997


The Board of Trustees
TIAA-CREF Mutual Funds
730 Third Avenue
New York, New York 10017-3206

                  Re:  Registration Statement on Form N-1A
                       (Registration Nos. 333-21821 and 811-8055)
                       ------------------------------------------

Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as an part of Post-Effective Amendment No. 2 to the above-captioned registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND, ASBILL & BRENNAN LLP


                                   By: /s/ Steven B. Boehm
                                       -------------------
                                       Steven B. Boehm